EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as of the 27th day of March, 2000, by and between E-NEWCO, INC., a Delaware corporation (the "Company"), and JON V. DIAMOND (the "Employee").

                                  RECITALS

     A. The Company desires to retain Employee to provide the services hereinafter set forth.

     B. Employee is willing to provide the services set forth herein to the Company upon the terms and subject to the conditions set forth herein.

                                 AGREEMENT

      In consideration of the promises and the terms and conditions set forth in this Agreement, the parties hereby agree as follows.

     1. EMPLOYMENT AND TERM. The Company agrees to employ Employee and Employee agrees to work for the Company upon the terms and subject to the conditions set forth herein beginning on March 27, 2000 ("the Effective Date"), and continuing until the earlier of (i) the third anniversary of the Effective Date (the "Initial Term"), or (ii) the termination of Employee's employment pursuant to the terms herein. Unless earlier terminated, the initial three-year term of this Agreement shall be automatically extended without further action of either party for additional one-year periods, unless written notice of either party's intention not to extend has been given to the other party hereto at least sixty (60) days prior to the expiration of the then-effective term.

     2. COMPENSATION; BENEFITS. (a) Subject to the terms and conditions of this Agreement, the Company shall pay Employee a base salary of not less than $250,000 per annum, payable semi- monthly in accordance with the Company's regular payroll practices (the "Annual Base Salary"). In addition to such base salary, Employee shall participate in any bonus plan or program adopted from time to time by the Board of Directors of the Company, provided that Employee shall receive a minimum annual cash bonus of $50,000 (the "Minimum Bonus"). In addition, Employee shall be entitled to receive such other benefits including, but not limited to, vacation, holidays and sick leave, as the Company generally provides to its senior executive level employees. Initially, Employee shall be eligible to receive on an annual basis four (4) weeks of vacation.

          (b) On the date hereof, the Company shall sell to the Employee and the Employee shall purchase 110 shares of the Company's common stock on the terms set forth in the Restricted Stock Purchase Agreement attached hereto. In the event that the Company raises in one more related rounds of equity financing more than $60 million but no more than $150 million, the Employee shall be granted a number of equity incentive awards that will enable him to maintain ownership of 11% of the fully diluted common equity of the Company, not taking into account any non-incentive equity owned by the Employee but taking into account the relevant financing. In addition, on such date as the Company has maintained a market capitalization of $500 million for at least 30 consecutive calendar days, the Employee will receive an additional equity incentive award equal to 2% of the fully-diluted common equity of the Company at the date of grant (priced at the fair market value on the date of grant). At the Employee's election, the additional equity incentive awards described above may be in the form of stock options or the purchase of restricted stock, or a combination thereof. Any restricted stock may be purchased with a partially recourse promissory note, substantially in the form attached hereto. All additional equity incentives granted hereunder shall vest over 36 months in equal monthly installments, which vesting shall accelerate upon the death or Disability, termination without cause or by the Employee for Good Reason or upon a Change of Control (as defined in the Restricted Stock Purchase Agreement) of the Company.

     3. BUSINESS EXPENSES. The Company shall reimburse Employee during the term of this Agreement for travel, entertainment and other expenses reasonably incurred by the Employee in the performance of his duties on behalf of the Company. Such reimbursement shall be in accordance with the Company's policies and documentation requirements to ensure deductibility of such expenses for federal income tax purposes.

     4. TITLE; DUTIES. Employee shall serve as the Company's Chairman of the Board of Directors and Chief Executive Officer ("CEO") (as well as any other offices as the parties may from time to time agree) and shall report to the Company's Board of Directors. Employee shall render such business and professional services in the performance of his duties as shall be assigned to him by the Board of Directors which are reasonably consistent with the position held by Employee. Employee's principal offices shall be in the New York Metropolitan area, unless Employee agrees to change the location.

      As CEO, Employee shall have the powers as set forth in the Company's by-laws for such executive officer. As CEO, subject to the Board of Directors (or Committees thereof), Employee shall have the general power and authority to manage the day-to-day affairs of the Company, including, without limitation, managing or overseeing directly or indirectly the other executive officers of the Company and employees of the Company, marketing and sales of the Company, business development and strategy of the Company and financial controls and planning of the Company. In addition, Employee shall have the power to make all hiring and firing of employees, final approval of any employee to be hired or fired, membership on all Board Committees, except the Audit and Compensation Committees of the Board.

      Employee shall devote his full time and efforts to performing such duties faithfully, diligently and to the best of his abilities to advance the interests of the Company. Employee shall become a member and Chairman of the Board of Directors of the Company. Employee, at his option, may serve on any Committees of the Board of Directors other than the Audit Committee and Compensation Committee. Employee agrees to abide by all policies and procedures adopted by the Company from time to time. Employee's responsibilities as Chairman of Cdnow, Inc. and myplay, inc. are acknowledged and shall not be deemed by the Company to conflict with Employee's obligation hereunder.

     5. RIGHT TO CONTRACT; CONFLICT OF INTEREST. Employee hereby represents and warrants to the Company that (i) he has full right and authority to enter into this Agreement and to perform his obligations hereunder, and
(ii) the execution and delivery of this Agreement by the Employee and the performance of the Employee's obligations hereunder will not conflict with or breach any agreement, order or decree to which the Employee is a party or by which he is bound. During the term of this Agreement, the Employee shall not directly or indirectly consult, advise, be retained or employed by, or in any manner perform any services with or for any other business or entity in any line of business, regardless of whether such line of business is directly competitive with the Company's business, without first obtaining the written consent of the Company's Board of Directors; provided that Employee may perform services as a member of the board of directors of Cdnow, Inc. and myplay, inc. Employee may, however, on his own time, participate in community and other activities which do not infringe on Employee's performance and discharge of his duties and responsibilities hereunder. The foregoing shall not be construed as preventing Employee from managing his personal investments or investing his assets in such form or manner as will not require any significant services on his part in the operation of the affairs of the businesses or entities in which such investments are made, provided Employee shall not invest in any business competitive with the Company, except those companies whose securities are listed on a national securities exchange or quoted daily in the over-the-counter market listing of the Wall Street Journal.

     6.  TERMINATION.

          (a) The Company shall have the right to terminate this Agreement with or without Cause (as defined herein) at any time during the term of this Agreement by giving notice of its intention to do so to Employee. Likewise, Employee shall have the right to terminate this Agreement by tendering his written resignation at any time during the term of this Agreement. In the event that Employee is terminated by the Company for Cause or resigns his employment with the Company without Good Reason (as defined below), the Company shall pay Employee the salary due him under this Agreement through the termination or resignation date, plus any accrued but unused vacation and any other amounts to which Employee is entitled under applicable law; and, in such event, the Company shall have no further obligations hereunder to Employee. In the event that Employee is terminated without Cause or resigns with Good Reason, the Company shall, subject to the provisions of this Agreement and in lieu of any other payment, (i) pay to Employee a lump sum severance payment equal to two times the sum of the Employee's Annual Base Salary and Minimum Bonus in effect as of the date of termination to the end of the Initial Term, payable in accordance with the Company's regular payroll practices, and
(ii) accelerate vesting of the shares of Common Stock as provided in the Restricted Stock Purchase Agreement of even date hereof between the Company and Employee (the "Restricted Stock Purchase Agreement"), and any other stock or stock-based incentives held by the Employee in the Company (collectively, the "Company Stock").

     (b) For purposes of this Agreement, "Cause" shall mean (i) the conviction of, or pleading guilty to, any felony or crime involving moral turpitude, (ii) a significant failure of the Employee to perform substantially Employee's duties or obligations with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness which results in a disability) after a written demand for substantial performance is delivered to Employee by the Board, which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties or obligations and affords Employee a reasonable opportunity to cure, or (iii) an unlawful appropriation by the Employee of a corporate opportunity of the Company without the consent of the Board, if Employee fails to offer such opportunity to the Company after request by the Company.

      Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company and shall not be deemed a breach hereof. The cessation of employment of Employee shall not be deemed to be for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of the Board at a meeting of the Board (excluding Employee) called and held for such purpose (after reasonable notice of provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described, and specifying the particulars thereof in detail.

          (c) For purposes of this Agreement, "Good Reason" shall mean in each case, without Employee's prior written consent:

           (i) the assignment to Employee of any duties resulting in a material diminution of the Employee's position (including offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any assignment or action not taken in bad faith and which is remedied by the Company within a reasonable period after receipt of notice thereof given by Employee, which notice specifically identifies any assignment or other action by the Company that Employee believes has resulted in the diminution referred to in this Section 6(c)(i);

           (ii) the Company's requiring Employee without his consent to be based at any office or location outside the New York Metropolitan area;

           (iii) a material diminution in the employee benefit plan and arrangements provided to Employee after a Change of Control as compared to the most favorable plans and arrangements in effect during the 120-day period immediately prior to the Change of Control; or

           (iv) any purported termination by the Company of Employee's employment otherwise than as expressly permitted by this Agreement.

          (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Employee or the Company, respectively, hereunder or preclude Employee or the Company, respectively, from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

          (e) DATE OF TERMINATION. "Date of Termination" means (i) if Employee's employment is terminated by the Company for Cause, or by Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be (although such Date of Termination shall retroactively cease to apply if the circumstances providing the basis of termination for Cause or Good Reason are cured in accordance with Section 6(b) or 6(c) of this Agreement, respectively), (ii) if Employee's employment is terminated by the Company other than for Cause, or death or disability as provided in Section 7(a) and 7(b), the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (iii) if the Employee's employment is terminated by reason of death or disability as provided in Section 7(a) or 7(b), the Date of Termination shall be the date of death of the Employee or the disability effective date as provided in Section 7(b), as the case may be.

     7.     TERMINATION BY DEATH OR DISABILITY OF THE EMPLOYEE.

          (a) In the event of Employee's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Employee's legal representatives the Annual Base Salary, a pro rata Minimum Bonus, accrued but unused vacation, and any other compensation due to employee under the Company's policies and procedures or applicable law through the day on which his death shall have occurred. In addition, the Company Stock shall become immediately vested.

          (b) If Employee is unable to perform his duties hereunder due to mental, physical or other disability for a period of ninety (90) consecutive days, as determined by the Company, or for one hundred twenty
(120) days in any period of twelve (12) consecutive months, this Agreement may be terminated by the Company, at its option, by written notice to the Employee, effective on the termination date specified in such notice, provided such termination date shall not be a date prior to the date of the notice of termination itself. In this case, the Company will pay the Employee Annual Base Salary, a pro rata Minimum Bonus, accrued but unused vacation, and any other compensation due to employee under the Company's policies and procedures or applicable law through the day on which such termination is effective; plus an additional payment equivalent to six months of Employee's Annual Base Salary and the Minimum Bonus then in effect payable in accordance to the Company's regular payroll practices. In addition, the Company Stock will become immediately vested.

          (c) Any amounts paid to Employee pursuant to disability or life insurance policies provided by the Company shall be offset against the amounts due from the Company to Employee hereunder during or after the period of the Employee's disability or payable to Employee's legal representative after Employee's death.

     8. ADDITIONAL PAYMENTS.

          (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company or the affiliated companies to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise but determined without regard to any additional payments required under this
Section 8) (the "Payment") would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that the Employee is entitled to the Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to the Employee such that the receipt of the Payments would not give rise to any Excise Tax (the "Reduced Amount"), then no Gross-Up Payment shall be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such nationally-recognized certified public accounting firm as may be designated by the Employee (the "Accounting Firm") that shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 8, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (the "Underpayment"), consistent with the calculations required to be made hereunder. In the event the Company exhausts its remedies pursuant to Section 8(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

          (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that the Company desires to contest such claim, the Employee shall:

           (i) give the Company any information reasonably requested by the Company relating to such claim,

           (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

           (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

           (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to
Section 8(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     9.  NON-COMPETITION AGREEMENT

          (a) The Employee agrees that, during his employment hereunder, and for a period of 18 months after termination of Employment for Cause or resignation by Employee without Good Reason (the "Non-Compete Period"), he will not, where the Company regularly engages in its Business (as defined below):

          (i) Compete (as defined below) with the Company, or any entity which is a subsidiary or affiliate of the Company as of the date of termination;

          (ii) interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company, or any subsidiary or affiliate of the Company, and any customer, supplier or employee of the Company, or any such subsidiary or affiliate;

          (iii) assist a Competitor (as defined below) of the Company or any subsidiary or affiliate of the Company by providing consulting or other advisory services to that Competitor; or

          (iv) offer employment to any current employee of the Company or any subsidiary or affiliate of the Company or solicit (directly or indirectly, individually or in connection with any new employer or other business partner) any current employee of the Company or any subsidiary or affiliate of the Company to accept employment elsewhere.

          (b) The following terms, as used in this Section 10 shall have the meanings set forth below:

          (i) The Company's "Business" means any business or activities conducted by the Company or any person or entity in which is an affiliate of the Company as of the date of the termination.

          (ii) The term "Competitor" means any firm, corporation or entity engaged directly or indirectly in the Company's Business.

          (iii) The term "Compete" means to engage in competition with the Company's Business, directly or indirectly, individually or through a family member or other person acting on the Employee's behalf, as an employee, officer, director, proprietor, partner or stockholder or other security holder (other than of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Employee at no time owns in excess of 5% of the outstanding securities of such corporation entitled to vote for the election of directors) of any Competitor.

          (iv) The term "affiliate" means any person, firm or corporation, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Company.

          (c) The Employee further acknowledges that this Section 9 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement. With respect to this covenant, the Employee hereby acknowledges receipt of good and valuable consideration stated herein including the consideration of his continued employment by the Company.

          (d) The Employee shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding confidentiality, nondisclosure and noncompetition.

          (e) During the Non-Compete Period, the Employee shall not publicly disparage the Company, its Business or its employees.

          (f) Employee hereby acknowledges that the Business is unique in character and international in scope. As such, the Employee agrees that the provisions of this Section 9 are reasonable and necessary for maintenance of the Business.

     10. SEVERABILITY. The Company and Employee recognize that the laws and public policies of the state law applicable to this Agreement is subject to varying interpretations and change. It is the intention of the Company and Employee that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of such state, but that the unenforceability (to the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

     11. ASSIGNMENT. Neither the rights nor obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company. It is expressly understood by the parties that if the Company engages in a transaction (whether pursuant to a merger or otherwise) pursuant to which it becomes a wholly owned subsidiary of another entity, such parent entity shall succeed to the Company's rights and obligations hereunder and thereafter references to the "Company" shall be to such parent entity.

     12. NOTICES. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

          (a)     If to the Company, to:

                  E-Newco, Inc.
                  c/o Oscar Capital Management
                  900 Third Avenue, 2nd Floor
                  New York, NY 10022


                  If to the Employee, to:

                  Jon V. Diamond
                  1 West 67th St.
                  New York, NY 10023


     13. ARBITRATION AND EQUITABLE RELIEF.

          (a) ARBITRATION: Except as otherwise set forth herein, any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in New York, New York, in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. The decision of the arbitrator shall be final, conclusive and binding on Employee and the Company. The parties agree that judgment may be entered on the arbitrator's decision in any court having jurisdiction. Employee and the Company shall each pay one-half of the costs and expenses of such arbitration.

          (b) EQUITABLE REMEDIES: Employee agrees that it would be impossible or inadequate to measure and calculate the Company's damages from a breach of the covenants set forth in Section 9 hereof. Accordingly, Employee agrees that if he breaches any covenant of this Agreement, the Company will have available, in addition to any other right or remedy available, the right to obtain and injunction from a court of competent jurisdiction (notwithstanding the arbitration provisions set forth above) restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Employee further agrees that no bond or other security shall be required in obtaining such equitable relief and Employee hereby consents to the issuance of such injunction and to the ordering of specific performance.

     14. GOVERNING LAW. This Agreement shall be executed, construed and performed in accordance with the laws of the State of New York without reference to its conflict of laws principles.

     15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     16. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Restricted Stock Purchase Agreement, the Promissory Note dated the date hereof from Employee to the Company (the "Promissory Note"), and the Pledge Agreement dated the date hereof between the Company and the Employee (the "Pledge Agreement") shall constitute and embody the entire agreement between the parties in connection with the subject matter hereof and shall supersede all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in either this Agreement, the Restricted Stock Purchase Agreement, the Promissory Note, or the Pledge Agreement shall affect or be effective to interpret, change or restrict this Agreement, the Restricted Stock Purchase Agreement, the Promissory Note, or the Pledge Agreement. In the event of a conflict or inconsistency between the terms of this Agreement, the Restricted Stock Purchase Agreement, or the Promissory Note, the Pledge Agreement and the Company's policies regarding employees, the terms of this Agreement, the Restricted Stock Purchase Agreement, the Promissory Note, or the Pledge Agreement, as the case may be, shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement, the Restricted Stock Purchase Agreement, the Promissory Note, or the Pledge Agreement shall be binding unless in writing signed by Employee and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors (or its compensation committee, if one exists). No modification, waiver, termination, rescission, discharge or cancellation of this Agreement, the Restricted Stock Purchase Agreement, the Promissory Note, or the Pledge Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

     17. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Employee or others. In no event shall Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Employee obtains other employment.

     18. DIRECTORS AND OFFICER INDEMNITY. The Company shall indemnify Employee with respect to his liability as an officer and director of the Company to the fullest extent permitted by law, which indemnity shall continue throughout the period of any applicable statute of limitations.

     19. INSURANCE. The Employee acknowledges and agrees that the Company may obtain a life insurance policy on the life of the Employee with the Company named as the beneficiary. If the Company so elects, the Employee covenants and agrees to cooperate fully with the Company's efforts to obtain such insurance policy.


      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

                                    E-NEWCO, INC.


                                    By: /s/ Jon V. Diamond
                                        --------------------------
                                    Name:   Jon V. Diamond
                                    Title:  President




                                    EMPLOYEE


                                    /s/
                                    Jon V. Diamond